EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Bank of the Carolinas Corporation

We consent to the incorporation by reference into Bank of the Carolinas Corporation’s Registration Statement on Form S-3 of our report dated March 28, 2007, on the financial statements included in Bank of the Carolinas Corporation’s 2006 Annual Report on Form 10-K, and to the use of our name under the heading “Experts” in the Registration Statement.

/s/ Dixon Hughes PLLC

Asheville, North Carolina January 29, 2008